United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2019

Isoray, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of Principal Executive Offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ISR	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

Isoray, Inc. (the “Company”), will hold its fiscal 2020 annual stockholders meeting on Tuesday, December 10, 2019, beginning at 11:00 a.m. local time, in Richland, WA.  The board of directors has established October 17, 2019, as the record date for determining stockholders entitled to vote at the meeting.

The deadline for the receipt of any stockholder proposals for inclusion in the Company’s proxy materials was July 7, 2019.  Proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must comply with the requirements set forth in Rule 14a-8.  Stockholder proposals not submitted pursuant to Rule 14a-8 must comply with the requirements set forth in the Company’s bylaws.  The Company intends to view any proposals received after September 19, 2019, as not having been received within the time periods set forth in the Company’s bylaws.  Any proposal submitted outside this timeframe will not be considered timely and will be excluded from consideration at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2019

Isoray, Inc., a Delaware corporation

By: /s/ Lori A. Woods

 Lori A. Woods, CEO